UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 17, 2008

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

301 116th Ave SE, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01	Other Events.

Early Termination of the HSR Waiting Period

In connection with the Agreement and Plan of Merger, dated September 3, 2008, by and among Captaris, Inc. (“Captaris”), Open Text Corporation, Open Text, Inc. (“Open Text”), and Oasis Merger Corp. (the “Merger Agreement”), Captaris was notified on October 17, 2008 that it had received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR”). Accordingly, while the closing of the Merger Agreement remains subject to the satisfaction or waiver of other customary closing conditions, including approval by Captaris’s shareholders at a special meeting that has been scheduled for October 31, 2008, no further regulatory approvals are required as a condition to the completion of the merger.

Independent Proxy Advisors Recommend the Merger

On October 21, 2008, Captaris issued a press release announcing that independent proxy advisory firms, RiskMetrics, Glass Lewis & Co. and PROXY Governance, Inc., have concluded that the merger with Open Text is in the best interests of Captaris’s shareholders and recommends that Captaris’s shareholders vote for the transaction. The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to the press release, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, Captaris filed a definitive proxy statement (the “proxy statement”) with the Securities and Exchange Commission (the “SEC”) on October 3, 2008, which includes relevant materials in connection with the proposed transactions. This material is not a substitute for the proxy statement regarding the proposed transactions. SHAREHOLDERS OF CAPTARIS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials, and any and all documents filed by Captaris with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Captaris by directing a written request to Captaris, Inc., 301 116th Avenue SE, Suite 400, Bellevue, WA 98004, Attention: Investor Relations. Captaris’s filings with the SEC may also be obtained free of charge from Captaris’s website at www.captaris.com, under the tab labeled “Investor Relations.” Captaris and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from Captaris’s shareholders in favor of the proposed transaction. Information regarding Captaris’s directors and executive officers is available in Captaris’s amendment to its annual report for fiscal year ended December 31, 2007 on Form 10-K/A, which was filed with the SEC on April 29, 2008. Additional information regarding the interests of Captaris’s potential participants is included in the proxy statement and other relevant documents filed with the SEC.

Disclaimer Regarding Forward-Looking Statements

This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the termination of the HSR waiting period and the anticipated closing of the proposed acquisition. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed. For instance, although Captaris and Open Text have signed an agreement for a subsidiary of Open Text to merge with and into Captaris, there is no assurance that they will complete the proposed merger. The proposed merger may not occur if Captaris does not receive necessary approval of its shareholders or if either Captaris or Open Text fails to satisfy other various customary conditions to closing. Other risks and uncertainties to which Captaris is subject are discussed in its reports filed with the SEC under the caption “Risk Factors” and elsewhere, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2007 (filed with the SEC on March 17, 2008). One or more of these factors have affected, and could affect Captaris’s business and financial results in future periods, and could cause actual results and issues related to the merger transaction to differ materially from plans and projections. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the documents in which they are made. These risks, uncertainties and factors are not exclusive, and Captaris undertakes no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC.

By:	/s/ PETER PAPANO
Peter Papano Chief Financial Officer

Dated: October 21, 2008